Exhibit 99.1

BOARD CHAIR WOLFE RESIGNS;
NEVELS ELECTED TO BE CHAIRMAN

HERSHEY, Pa., February 16, 2009 — The Hershey Company (NYSE: HSY) today announced that Kenneth L. Wolfe, the Company's non-executive Chairman of the Board of Directors, has resigned from the Company’s Board of Directors effective immediately.

Mr. Wolfe, who was the Company’s Chairman and Chief Executive Officer from 1994 to 2001, served as non-executive Chairman since November 2007. He decided to step down following a request from the Hershey Trust Company, trustee of the Milton Hershey School Trust, the Company’s controlling stockholder, that he not stand for re-election at the Company’s annual meeting of stockholders on April 30, 2009. The Trust indicated that, consistent with the Company’s historic governance model, it wanted to have one of its representatives on the Board serve as Chairman of the Board.

The Board announced its unanimous election of Director James E. Nevels to succeed Wolfe as non-executive Chairman of the Board of Directors. “Ken Wolfe came out of retirement to serve the company he loves, at an hour when his service was greatly needed,” Nevels said. “Ken has helped to stabilize the Company’s performance and to establish a foundation for future growth, and the entire Board is deeply grateful for his service. I aspire to mirror Ken’s excellence in his service to the Board, the Company and all its shareholders. I look forward to working with my colleagues on the Board and with the Company’s management to execute our strategic plan and build upon our recent improving marketplace and financial performance.”

“On behalf of the employees of The Hershey Company, I echo Jim’s gratitude to Ken for his many years of outstanding service,” said David J. West, President and Chief Executive Officer, The Hershey Company. “I have worked with Jim in various capacities for a number of years. Moving forward, we will continue to work to sustain our momentum and build value for all shareholders.”

Nevels has served on the Company Board since November 2007. He also is a director of Tasty Baking Company, the Pro Football Hall of Fame, and the Hershey Trust. Nevels is Chairman of The Swarthmore Group, one of the nation’s largest minority-owned investment-advisory firms, which he founded in 1991. Nevels will be the first African-American Board Chairman in The Hershey Company’s history.

Safe Harbor Statement

This release contains statements that are forward-looking. These statements are made based upon current expectations that are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: our ability to implement and generate expected ongoing annual savings from the initiatives to transform our supply chain and advance our value-enhancing strategy; our ability to execute our supply chain transformation within the anticipated timeframe in accordance with our cost estimates; changes in raw material and other costs and selling price increases; the impact of future developments related to the product recall and temporary plant closure in Canada in the fourth quarter of 2006, including our ability to recover costs we incurred for the recall and plant closure from responsible third-parties; the impact of future developments related to the investigation by government regulators of alleged pricing practices by members of the confectionery industry, including risks of subsequent litigation or further government action; pension cost factors, such as actuarial assumptions, market performance and employee retirement decisions; changes in our stock price, and resulting impacts on our expenses for incentive compensation, stock options and certain employee benefits; market demand for our new and existing products; changes in our business environment, including actions of competitors, changes in consumer preferences and behavior, and the impact of political, economic and financial market conditions on our customers, suppliers, consumers and lenders; changes in governmental laws and regulations, including taxes; risks and uncertainties related to our international operations; and such other matters as discussed in our Annual Report on Form 10-K for 2007. All information in this press release is as of February 16, 2009. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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Media Contact:	Kirk Saville	717-534-7641